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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 21, 2011, except for the Troubled Debt Restructurings disclosure in Note 9, as to which the date is July 20, 2011, relating to the consolidated financial statements of VIST Financial Corp. and its subsidiaries which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ ParenteBeard LLC

Reading, Pennsylvania
July 20, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm